Exhibit 13

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002*

In connection with the Annual Report of Lumenis Ltd. (the “Company”) on Form 20-F for the year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that to the best of our knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Zipora Ozer-Armon Name: Zipora Ozer-Armon Title: Chief Executive Officer (Principal Executive Officer)

/s/Ophir Yakovian Name: Ophir Yakovian Title: Chief Financial Officer (Principal Financial Officer)

Date: March 27, 2014

A signed copy of this written statement required by Section 906 has been provided to Lumenis Ltd. and will be retained by Lumenis Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.

* The foregoing certification is being furnished as an exhibit pursuant to the rules of Form 20-F and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Form 20-F and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 20-F, irrespective of any general incorporation language contained in such filing).